Exhibit 99.1
Chart Industries to Supply Four LNG Liquefaction Trains in Indonesia for Energy World Corporation
- Equipment orders exceed $100 million
Cleveland, Ohio — July 2, 2007 — Chart Industries, Inc. (NASDAQ: GTLS) announced that its wholly-owned subsidiary, Chart Energy & Chemicals, Inc. (“Chart E&C”), has been awarded significant orders totaling in excess of $100 million from Energy World Corporation Limited (“EWC”) to supply Cold Boxes, Brazed Aluminum Heat Exchangers, Air Cooled Heat Exchangers and ancillary equipment for four 500,000 tons per year Liquefied Natural Gas (“LNG”) Liquefaction Trains to be installed by EWC in Southeast Asia. The trains are intended to provide LNG to meet the growing demand for LNG in Indonesia, the Philippines, China and Japan as the economies in these regions grow. The first two trains are scheduled to come on stream in the second quarter 2009.
“This award from Energy World Corporation further confirms Chart E&C’s position as a world leader in the supply of gas processing equipment to the LNG market,” said Sam Thomas, Chairman, Chief Executive Officer and President of Chart Industries. “We look forward to delivering a successful first project to the Energy World team and to a long-term relationship as the preferred gas processing equipment supplier in support of Energy World’s future LNG business.”
Stewart Elliott, Chairman and Chief Executive Officer of Energy World Corporation Limited said “This order marks another milestone in Energy World’s program for the development of LNG to market in Asia. We believe the combination of Chart E&C’s position as a market leader in the gas processing and engineering equipment supply and Energy World’s Asian experience will enable the successful implementation of this and other projects.”
Certain statements made in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Chart’s plans, future revenue, earnings or performance, business trends, and other information that is not historical in nature or that implies future performance or events. Forward-looking statements contained in this news release are made based on management’s expectations and beliefs concerning future events impacting Chart and are subject to uncertainties and factors relating to the Chart’s operations and business environment, all of which are difficult to predict and many of which are beyond Chart’s control, that could cause Chart’s actual results to differ materially from those matters expressed or implied by forward-looking statements. These factors and uncertainties include, among others, the following: the cyclicality of the markets Chart serves; a delay, significant reduction in or loss of purchases by, large customers; competition; Chart’s ability to successfully manage its growth; the loss of key employees; the pricing and availability of raw materials; Chart’s ability to manage its fixed-price contract exposure; economic, political and business risks associated with international transactions; and standard cancellation terms of customer contracts. For a discussion of these and additional factors that could cause actual results to differ from those described in or implied by the forward-looking statements, see Chart’s filings with the Securities and Exchange

Commission. Chart undertakes no obligation to update publicly or revise any forward-looking statements.
Chart is a leading global manufacturer of highly engineered equipment used in the production, storage and end-use of hydrocarbon and industrial gases. The majority of Chart’s products are used throughout the liquid gas supply chain for purification, liquefaction, distribution, storage and end-use applications, the largest portion of which are energy-related. Chart has domestic operations located in eight states and an international presence in Australia, China, the Czech Republic, Germany and the United Kingdom. For more information, visit: http://www.chart-ind.com.
EWC is an integrated energy company in Hong Kong and listed on the Australia and New Zealand Stock Exchanges with a market capitalization of over 1.2 billion U.S. dollars. It has primary gas and power operations located in Sengkang, South Sulawesi, Indonesia, and has the capacity to produce gas, power and LNG in Australia. In addition to its operations in Australia, EWC is in the process of expanding the capacity of its power plant in Sengkang, South Sulawesi from 135MW to 195MW, building a 2 x 500,000 tons per annum LNG facility in South Sulawesi with additional units to follow, and an LNG Hub receiving terminal in the Philippines.
http://www.b2i.us/irpass.asp?BzID=1444&to=ea&s=0
For Chart, please contact:
Michael F. Biehl
Executive Vice President,
Chief Financial Officer and Treasurer
Chart Industries, Inc.
216-626-1216
michael.biehl@chart-ind.com
For Energy World Corporation, please contact:
Mr. Brian Allen or Ian Jordan
Energy World Corporation Limited
Tel: (852) 2528 0082 or (612) 9247 6888